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                                                                   Exhibit 10.28

                                SERVICE AGREEMENT

      This Agreement is made between The Commerce Insurance Company, headquartered at 211 Main Street, Webster, MA 01570 ("Commerce"), and Automobile Club Insurance Agency, Inc., headquartered at 155 Parker Street, Lawrence, MA 01842 ("ACIA").

WHEREAS ACIA shall make available to members of Automobile Club of Merrimack Valley, a member of the American Automobile Association ("AAA"), a Personal Automobile Group Marketing Rate Deviation Program (the "AAA Program");

WHEREAS the AAA Program will be available exclusively on policies underwritten by Commerce;

WHEREAS certain independent agents and brokers and Commerce will be able to access the AAA program on behalf of AAA members by entering into a Participation Agreement with ACIA;

WHEREAS these independent agents and brokers of Commerce which sign a Participation Agreement with ACIA shall be known as Servicing Network Agent(s);

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and undertakings contained herein, the parties agree as follows:

Service Provided

      Commerce agrees to provide to ACIA, the following services for all AAA Program policies underwritten by Commerce:

1. Policy Production - Commerce will distribute, or cause to be distributed, all policies, endorsements, cancellations and related materials directly to the Servicing Network Agents.

2. Information Access - Commerce will undertake a new programming effort so as to provide to all Servicing Network Agents, software to access to billing and claim information for AAA Program policies.

3. Calculation and Payments - Commerce will calculate amounts due from ACIA to the Servicing Network Agents as governed by the Participation Agreement between Servicing Network Agents and ACIA. Commerce, as designee of ACIA, shall make payment of any amounts due, directly to the Service Network Agents and reconcile commissions with the Service Network Agents.

4. Tax Information - Commerce shall maintain required tax information and records, and prepare for submission to the Internal Revenue Service all necessary tax documents pertaining to commission.


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5.    Telemarketing Service - Commerce will establish and maintain an inbound telemarketing service so as to assist qualified AAA members in locating a Servicing Network Agent.

6. Agent Contact - Commerce will act as a liaison between ACIA and independent agents and brokers of Commerce so as to provide these independent agents and brokers and ACIA the opportunity to enter into a Participation Agreement.

7. Marketing - Commerce will provide certain underwriting information to ACIA to facilitate marketing of the AAA Program to potential insureds.

8. Conversion of Existing Policies; Direct Bill - Upon receipt of the appropriate information and validation, Commerce shall convert existing eligible policies into the AAA Program and, where appropriate, shall convert all AAA Program policies from "Agency Bill" to "Direct Bill".

9. Membership Verification - Commerce will verify the AAA membership status of each applicant and participation in the AAA Program, both upon application and at renewal, to ensure the continued eligibility of each applicant and participant.

10. Record Keeping and Reporting - Commerce shall, in accordance with industry custom, maintain required records of policies placed in the AAA Program by a Servicing Network Agent and will, upon request, provide ACIA an ongoing summarized analysis of each Servicing Network Agent's business placed in the AAA Program. Commerce shall also assemble, prepare and maintain information and provide actuarial support for the purposes of validation and filing for subsequent rate deviations, all as required by the Massachusetts Division of Insurance.

11. Indemnification - Commerce shall exonerate, indemnify and hold harmless ACIA from and against all losses, expenses and costs related to certain actions arising out of the AAA Program.

Service Fee

      In exchange for the aforementioned services provided by Commerce, ACIA will pay to Commerce a monthly fee (the "Service Fee"). For the remainder of 1995, this service Fee shall be equal to * * *%(1) of the written premiums on each AAA Program policy, whether produced by any Servicing Network Agent or ACIA. For calendar years 1996 and beyond, ACIA and Commerce agree to renegotiate the Service Fee.

Term and Termination

      This Agreement shall remain in effect for as long as the AAA Program is maintained and Commerce remains the sole underwriter of the AAA Program.


------------------
      (1) [NB. Superseded by the accompanying Addendum prior to the date the registrant first filed this exhibit with the Commission.]


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Waiver

      No party shall be deemed to have waived any right hereunder unless such waiver is in writing. No delay or omission on the part of either party in exercising any right shall operate as a waiver or bar of such right or any other right. A waiver on any one occasion shall not be construed as a bar or waiver of the waived right or any right on any future occasion.

Assignment

      This Agreement may not be assigned by either party.

Automatic Compliance

      To the extent that any provisions of this Agreement are, or may be, in conflict with any applicable statute or regulation, such provisions of the Agreement shall be deemed to be amended to conform to the requirements of such statute or regulation.

Headings and Counterparts

      The headings contained in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

      This Agreement may be executed simultaneously, in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Severability

      The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and such provision shall be carried out as nearly as possible according to its original terms and intent.

Entire Agreement and Amendment

      This instrument contains the entire understanding of the service agreement between the two parties and no statements, promises or inducements made by any party hereto, or agent of either party hereto, which is not contained in this written contract, shall be valid or binding.

      This Agreement may not be enlarged, modified or altered except by a written instrument signed by the parties thereto.

Effective Date

      This Agreement supersedes all previous agreements, on the same subject matter, whether written or oral, between Commerce and ACIA and



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      (1) shall be effective 9/1/95; and
      (2) shall continue in full force and effect until altered, amended, suspended or terminated.

      IN WITNESS WHEREOF, Automobile Club Insurance Agency, Inc. and The Commerce Insurance Company have caused this Agreement to be executed this 1st day of September, 1995.

Automobile Club Insurance Agency, Inc.          The Commerce Insurance Company

BY:                                             BY:
   -----------------------------                   -----------------------------

TITLE:     President/CEO                        TITLE:
      --------------------------                      --------------------------



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                        ADDENDUM TO THE SERVICE AGREEMENT

This Addendum is incorporated into and shall constitute part of the Service Agreement dated August 11, 1995 by and between The Commerce Insurance Company and the AAA Insurance Agency, Inc.

It is hereby understood and agreed that:

The Service Fee shall be equal to 1.0% of the written premiums on each AAA Program policy with a 2003 effective date produced by any Servicing Network Agent.

No Service Fee will be paid for AAA Program policies with 2003 effective dates produced by the AAA Insurance Agency, Inc.

Accepted this 14th date of February, 2003 and shall be effective January 1, 2003.

The Commerce Insurance Company

The Citation Insurance Company                  AAA Insurance Agency, Inc.


By:                                             By:
   -----------------------------                   -----------------------------
      Peter Dignan
      Senior Vice President





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